UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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☒	CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 2, 2012

Commission File Number 333-148297
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Pinnacle Foods Finance LLC
(Exact name of registrant as specified in its charter)
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Delaware	20-8720036
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Jefferson Road Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 541-6620
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 2, 2012, the Board of Directors of Pinnacle Foods Finance LLC (the Company) appointed Ms. Ann Fandozzi to serve on the Company's Board of Directors as well as its Audit and Compensation Committees. Ms. Fandozzi has served in senior management positions with Whirlpool Corporation since 2007. Her most recent role was Vice President of the e-business, Direct to Consumer and Outlet Business units and she formerly held positions as Vice President of Sears Sales and Marketing and Vice President of Cleaning. Previously, she served at DaimlerChrysler Corporation as Global Executive Director of Family Vehicles from 2002 to 2007. Her previous experience also includes roles at Ford Motor Company, McKinsey and Company, Wharton Financial Institutions Center and Lockheed Martin. Ms. Fandozzi received her MBA in 1998 from the Wharton School of the University of Pennsylvania, her M.S.E. in Systems Engineering in 1996 from the University of Pennsylvania and her B.E. in Computer Engineering in 1993 from the Stevens Institute of Technology.

Upon the changes noted above, the Company's Board of Directors, Audit Committee and Compensation Committee now consist of the following members:

Board of Directors	Audit Committee	Compensation Committee
Roger Deromedi (Non-Executive Chairman)	Raymond P. Silcock (Chairman)	Prakash A. Melwani (Chairman)
Robert J. Gamgort	Jason Giordano	Roger Deromedi
Jason Giordano	Jeffrey M. Overly	Jason Giordano
Prakash A. Melwani	Ann Fandozzi	Ann Fandozzi
Jeffrey M. Overly
Raymond P. Silcock
Ann Fandozzi

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Pinnacle Foods Finance LLC

By:	/s/ Craig Steeneck
Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer

Date: April 3, 2012